EXHIBIT 4(b)(8)


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



REGISTERED                                                    $________________

No. FX-_                                                      CUSIP # _________

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                            MEDIUM-TERM NOTE DUE 2010
                LINKED TO THE COMMON STOCK OF ___________________


Interest Rate:            ____% per annum

Interest Payment Date(s): ____________ and ___________

Original Issue Date:      ____________    Callable On and After:    ____________

Maturity Date:            ____________    Convertible On and After: ____________

Minimum Denominations:    $1,000, increased in multiples of $1,000



            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on the Maturity Date shown above an amount equal to the greater of (i) the principal amount stated above, plus accrued and unpaid interest thereon at the rate per annum equal to the Interest Rate shown above, if any, or (ii) the Variable Equity Amount (as defined below). The Company will pay interest (computed on the basis of a 360-day year of twelve 30-day months) semi-annually in arrears on each ______ and ___________, beginning with _________________, and ending on the Maturity Date shown above (the "Interest Payment Date"), and on the Call Date, if any, on the principal amount at the Interest Rate per annum specified above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above until the principal hereof has been paid or made available for payment, provided, however, if the Conversion Date is not an Interest Payment Date, the Holder will not receive any payment for any accrued interest on the Note (or any portions thereof) converted, as of the Conversion Date from the last Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Date referred to above, will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date, whether or not a Business Day, 15 calendar days immediately preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date shown above or, if applicable, upon the Conversion Date or the Call Date, will be payable to the Person to whom the principal hereof shall be payable; and provided, further, however, that if such Interest Payment Date, Conversion Date or Call Date would fall on a day that is not a Business Day, the related payment of principal, interest, if any, or Variable Equity Amount shall be made on the following day that is a Business Day and unless otherwise specified on the face hereof, no interest shall accrue for the period from and after that Interest Payment Date, Maturity Date, Conversion Date or Call Date, as the case may be, to the next Business Day. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of and the interest on this Note or the Variable Equity Amount, if any, shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date or Conversion Date or Call Date, if any) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer of immediately available funds, if the registered holder of at least $10,000,000 in principal amount of Notes entitled to such interest has so requested by a notice in writing delivered to the Trustee not less than 16 days prior to the Interest Payment Date on which such payment is due, which notice shall provide appropriate instructions for such transfer.

            The principal hereof and interest hereon or the Variable Equity Amount, if any, due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       THE BEAR STEARNS COMPANIES INC.


                                       By:____________________________________
                                           Executive Vice President and
                                           Chief Financial Officer



ATTEST:

_________________________
Secretary

[Corporate Seal]


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       JPMORGAN CHASE BANK, as Trustee


                                       By:____________________________________
                                           Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                            MEDIUM-TERM NOTE DUE 2010
                LINKED TO THE COMMON STOCK OF ___________________


            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture") between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.


CERTAIN DEFINITIONS

Business Day:................ Means a day (other than Saturday or Sunday) which is an Exchange Business Day and a day on which commercial banks settle payments in New York.

Conversion Date:............. The date specified in the Holder's irrevocable written notice, delivered to the Company, no later than 5:00 p.m. (New York time), 20 Business Days prior to the date on which the Holder wishes to convert the Note (or certain portions thereof) for cash.

Exchange:.................... the ______________________ ("______") or, such other principal market for the Underlying Security (as defined below) as may be determined by the Company in its sole discretion. In the event that the Company determines, in its sole discretion, that a market other than ______ is the principal market for the Underlying Security, the Company will notify the Holders of such determination and the designation of that market as the Exchange for purposes of determinations and calculations with respect to the Notes.

Exchange Business Day:....... Means a day which is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on the Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

Holder:...................... With respect to the Notes, means DTC or its nominee for as long as such Note is held in global form; with respect to certificated notes, means the Holders of record as reflected on the transfer books of the Company.

Related Exchange:............ Each exchange or quotation system where trading has a material effect (as determined by the Company) on the overall market for futures or options contracts relating to the Underlying Security.

FINAL EQUITY VALUE

            The "Variable Equity Amount" shall be calculated as follows:

            (the principal amount of the Note / _______) x the Final Equity
Value.

            The "Final Equity Value" is the value of a share of the common stock of ___________________ (the "Underlying Security") on the Calculation Date, calculated as the average closing price per share of the common stock of _____ _____________, as reported on ______, for the __ Business Days prior to and including the Calculation Date.

            "Calculation Date" shall be determined as follows:

            (i) if the Notes are held to the Maturity Date, the Calculation Date shall be ______________;

            (ii) if the Notes are converted into cash at the election of the Holder thereof (as described below), the Calculation Date shall be the Conversion Date specified in the Holder's irrevocable written notice of conversion.

CONVERSION RIGHT

            The Holder of a Note may convert the Note (or portions thereof in $1,000 denominations and in $1,000 increments in excess thereof), at the Holder's option, for cash equal to the Variable Equity Amount, by delivering irrevocable written notice to the Trustee no later than 5:00 p.m. (New York time) on the twentieth Business Day prior to the desired Conversion Date, specifying the Conversion Date. If the Conversion Date is not an Interest

Payment Date, the Holder will not receive any payment for any accrued interest on the Note (or any portions thereof) converted, as of the Conversion Date from the last Interest Payment Date. If the Holder of the Note appropriately exercises its conversion right as described above, then the Company will deliver an amount equal to the Variable Equity Amount, with respect to such Note (or portion thereof). Upon any conversion of the Note (or any portion thereof) as described herein, the Note (or such portion thereof) converted will be terminated. The Holder may still exercise its conversion right, notwithstanding the fact the Company has designated a Call Date, provided the Holder delivers irrevocable written notice prior to the Call Date.

            For this Note to be converted in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 20 nor more than 60 days prior to the Conversion Date (i) this Note with the form entitled "Option to Elect Conversion," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be converted into cash, a statement that the option to elect conversion is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Conversion," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the conversion option shall be irrevocable.

COMPANY CALL OPTION

            On and after the Call Date, if any, from which this Note may be redeemed, unless otherwise specified on the face hereof, this Note may be redeemed in whole or in part in increments of $1,000 (provided, unless a different minimum denomination is set forth on the face hereof, that any remaining principal amount of this Note shall be at least $25,000) at the option of the Company, at a call price equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest thereon, if any, payable to the Call Date. Any written notice designating a Call Date will be irrevocable.

            "Call Date" means any Business Day on or after ____________, designated by the Company to the Trustee and the Holders upon at least 5 Business Days prior written notice. The Holder may still exercise its conversion right, notwithstanding the fact the Company has designated a Call Date, provided the Holder delivers irrevocable written notice prior to the Call Date.

MARKET DISRUPTION EVENTS

            "Market Disruption Event" means the occurrence or existence on any Exchange Business Day during the one-half hour period before the close of the Related Exchange of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in the Underlying Security if, in any such case, such suspension or limitation is, in the determination of the Calculation Agent, material. If on the Calculation Date there occurs a Market Disruption Event, then the Calculation Date will be the next succeeding Business Day on which there occurs no Market Disruption Event. If during the __ Business Days prior to the Calculation Date there occurs a Market Disruption Event, the Calculation Date shall be the next succeeding Business Day on which there has been __ preceding Business Days, excluding any days on which there occurred a Market Disruption Event. If on the Call Date there occurs a Market Disruption Event, then the Call Date will be the next succeeding Business Day on which there occurs no Market Disruption Event.

ANTI-DILUTION ADJUSTMENTS

            The value of the Underlying Security on any of the ______ Business Days used to calculate the Final Equity Value is subject to adjustment as described below to the extent that any of the events requiring such adjustment occur during the period commencing on the Original Issue Date and ending on the Maturity Date:

   COMMON STOCK DIVIDENDS, EXTRAORDINARY CASH DIVIDENDS AND OTHER DISTRIBUTIONS. If a dividend or other distribution is declared (A) on any class of ___________ _________ capital stock (or on the capital stock of any ___________________ Survivor, as defined below) payable in shares of the Underlying Security (or the common stock of any ___________________ Survivor) or (B) on the Underlying Security payable in cash in an amount greater than 10% of the closing price of the Underlying Security on the date fixed for the determination of the shareholders of ___________________ entitled to receive such cash dividend (an "Extraordinary Cash Dividend"), any price of the Underlying Security (or the common stock of any ___________________ Survivor) used to calculate the Final Equity Value at maturity of the Notes on any Calculation Date that follows the date (the "Record Date") fixed for determination of the shareholders of _____ _____________ (or any ___________________ Survivor) entitled to receive the dividend or distribution shall be increased by multiplying the Final Equity Value by a fraction of which the numerator shall be the number of shares of the Underlying Security (or the common stock of any ___________________ Survivor) outstanding on the Record Date plus the number of shares constituting the dividend or distribution or, in the case of an Extraordinary Cash Dividend, plus the number of shares of the Underlying Security that could be purchased with the amount of the Extraordinary Cash Dividend at a price equal to the Final Equity Value of the Underlying Security on the Calculation Date immediately subsequent to the Record Date, and the denominator shall be the number of shares of the Underlying Security (or the common stock of any ___________________ Survivor) outstanding on the Record Date.

   SUBDIVISIONS AND COMBINATIONS OF ___________________ COMMON STOCK. If the outstanding shares of the Underlying Security (or the common stock of any _____ _____________ Survivor) are subdivided into a greater number of shares, the Final Equity Value of the Underlying Security (or the common stock of any _____ _____________ Survivor) used to calculate the payment amount of the Notes payable at maturity on any Calculation Date that follows the date on which that subdivision becomes effective will be proportionately increased, and conversely, if the outstanding shares of the Underlying Security (or the common stock of any ___________________ Survivor) are combined into a smaller number of shares, such closing price will be proportionately reduced.

   RECLASSIFICATIONS OF ___________________ COMMON STOCK. If the Underlying Security (or the common stock of any ___________________ Survivor) is changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (except to the extent otherwise provided in the section entitled "Common Stock Dividends, Extraordinary Cash Dividends and Other Distributions" above and in the section entitled "Subdivisions and Combinations of ___________________ Common Stock" above or pursuant to a consolidation, merger, sale, transfer, lease, conveyance, liquidation, dissolution or winding up, (as described in the section entitled "Dissolution of ___________________; Mergers, Consolidations or Sales of Assets in which ___________________ is not the Surviving Entity; Spin-Offs" below), the Final Equity Value shall be calculated by using the closing prices of the shares of stock into which a share of the Underlying Security (or the common stock of any ___________________ Survivor) was changed on any Calculation Date that follows the effectiveness of such change.

   DISSOLUTION OF ___________________; MERGERS, CONSOLIDATIONS OR SALES OF ASSETS IN WHICH ___________________ IS NOT THE SURVIVING ENTITY; SPIN-OFFS. In the event of any (A) consolidation or merger of ___________________, or any surviving entity or subsequent surviving entity of ___________________ (a "_____ _____________ Survivor") with or into another entity (other than a consolidation or merger in which ___________________ is the surviving entity), (B) sale, transfer, lease or conveyance of all or substantially all of the assets of _____ _____________ or any ___________________ Survivor, (C) liquidation, dissolution or winding up of ___________________ or any ___________________ Survivor or (D)
any declaration of a distribution on the Underlying Security of the common stock of any subsidiary of ___________________ (a "___________________ Spin-Off") (any
of the events described in (A), (B), (C) and (D), a "Reorganization Event'), for purposes of determining the Final Equity Value, the Final Equity Value of the Underlying Security on any Calculation Date subsequent to the effective time of any Reorganization Event will be deemed to be the value of the cash and other property (including securities) received by a holder of a share of the Underlying Security in any such Reorganization Event plus, in the case of a ___________________ Spin-Off, the value of a share of the Underlying Security, or to the extent that such holder obtains securities in any Reorganization Event, the value of the cash and other property received by the holder of such securities in any subsequent Reorganization Event. For purposes of determining any such Final Equity Value, the value of (A) any cash and other property (other than securities) received in any such Reorganization Event will be an amount equal to the value of such cash and other property at the effective time of such Reorganization Event and (B) any property consisting of securities received in any such Reorganization Event will be an amount equal to the closing prices of such securities.

   DELISTING EVENT

            A "Delisting Event" shall occur, with respect to the Underlying Security, if the Exchange announces that pursuant to the rules of such Exchange, the Underlying Security cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a Reorganization Event) and are not immediately re-listed, re-traded or re-quoted on a national exchange, or quotation system located in the same country as the Exchange. In the case of a Delisting Event relating to the Underlying Security, the Notes shall be redeemed by the Company within 5 Business Days at the fair market value of the Notes. The fair market value of the Medium-Term Notes shall be as determined by the Calculation Agent in its sole discretion.

EVENT OF DEFAULT

            If an Event of Default with respect to the Notes has occurred and is continuing, then the amount payable to the Holder thereof, upon any acceleration permitted by the Notes will be equal to the Variable Equity Amount calculated as though the date of early repayment were the maturity date of the Notes, plus accrued and unpaid interest, if any.

DEFEASANCE

            The Notes shall not be subject to defeasance pursuant to Article 15 of the Indenture.

CALCULATION AGENT

            The Calculation Agent for the Note will be Bear Stearns & Co. Inc. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder and the Company.

GENERAL

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note, interest thereon or the Variable Equity Amount, if any, with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            The Variable Equity Amount, if any, payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      ____________________________________


                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           -           as tenants in common

TEN ENT           -           as tenants by the entireties

JT TEN            -           as joint tenants with right of survivorship and
                              not as tenants in common

UNIF GIFT MIN ACT -           ___________________ Custodian ___________________
                                     (Cust)                       (Minor)
                                      Under Uniform Gifts to Minors Act

                              _________________________________________________
                                                   (State)

Additional abbreviations may also be used though not in the above list.

                      ____________________________________


                           OPTION TO ELECT CONVERSION

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on ____________, 20___ (the "Conversion Date") at a price equal to the Variable Equity Amount, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations -- 15th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 20 days prior to the Conversion Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $_________________; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $1,000 or an integral multiple of $1,000) of the Notes to be issued to the Holder for the portion of this Note that will be issued for the portion not being repaid):

Date:_________________                  _______________________________________
                                        Note: The signature to this Option to
                                        Elect Conversion must correspond with
                                        the same as written upon the face of
                                        this Note in every particular without
                                        alteration or enlargement.

                      ____________________________________



                                   ASSIGNMENT
                                   ----------

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________________               ____________________________________


____________________________________
       (Signature Guarantee)